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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ____________________


                                   FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): November 15, 1996



                                REVCO D.S., INC.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                       1-5025                   34-1527876
         --------                       ------                   ----------
(State or Other Jurisdiction of (Commission File Number)       (IRS Employer
Incorporation)                                               Identification No.)




1925 Enterprise Parkway, Twinsburg, Ohio                44087
(Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code: (216) 425-9811.



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On November 15, 1996, the Registrant announced that it had completed its previously reported cash tender offer (the "Tender") for all of the outstanding shares of Big B, Inc. ("Big B"). As disclosed in the Registrant's Schedules 14D-1 and 13D filed with the Commission on September 10, 1996, the Registrant utilized available cash on hand and borrowings under the Registrant's Revolving Credit Facility to pay for the tendered Big B shares. As a result of the completion of the Tender, the Registrant owns, through its wholly-owned subsidiary, RDS Acquisition Inc., 18,422,501 shares of Big B's common stock, including 1,190,000 previously acquired shares, which represents approximately 87.9% of Big B's outstanding shares of common stock. The aggregate purchase price for Big B's shares held by the Company, including the shares acquired upon consummation of the Tender, was $297,261,000 which is approximately 14% of the assets of the Registrant and its consolidated subsidiaries. A copy of the Registrant's press release issued in connection with the completion of the Tender and execution of the Merger Agreement is attached to this Form 8-K as Exhibit "99.1".




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired. In accordance with the applicable provisions of Regulation S-X, no financial statements have been filed with this report since the assets acquired by the Company comprise less than 20% of the assets of the Registrant and its consolidated subsidiaries.

         (b) Pro forma financial information. In accordance with the applicable provisions of Regulation S-X, no pro forma financial information has been filed with this report since the assets acquired by the Company comprise less than 20% of the assets of the Registrant and its consolidated subsidiaries.

         (c) Exhibits

         Exhibit Number              Description
         --------------              -----------

           99.1                      Press Release

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                                  SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          REVCO D.S., INC.





Date: November 25, 1996              By:   /s/ JACK A. STAPH
                                          ---------------------------------
                                          Jack A. Staph
                                          Senior Vice President, Secretary
                                          and General Counsel